UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 4, 2011
UNITED AMERICAN HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
On March 27, 2011, United American Healthcare Corporation (the “Company”) and William C. Brooks (“Brooks”), who is the former President and Chief Executive Officer of the Company, entered into a Settlement Agreement and Mutual Full General Release (the “Settlement Agreement”). The revocation period under the Settlement Agreement expired on April 4, 2011, when the Settlement Agreement became effective.
In the Settlement Agreement, the Company and Brooks resolved any and all disputes between them, including disputes relating to severance, arising on or before April 4, 2011.
The Company and Brooks released one another and their respective affiliates from all liability arising on or before April 4, 2011, in connection with or arising out of Brooks’ employment by, or separation from, the Company, except for breach of the Settlement Agreement.
The Company agreed to pay Brooks $320,000 in (i) a lump sum of $60,000 on April 4, 2011, (ii) 10 monthly payments of $10,000 commencing June 1, 2011, and (iii) a payment of $160,000 on or before December 31, 2011, out of proceeds from the sale of artwork owned by the Company. With respect to the $160,000 that is payable out of proceeds from the sale of artwork, if there is a balance owing to Brooks on December 31, 2011, the Company may elect to pay the balance in cash or in artwork, at an appraised value.

Item 8.01	Other Events.
Pulse Sellers, LLC is the holder of the Secured Promissory Note, dated June 17, 2010, made by the Company in the original amount of $1,750,000 (the “Note”). Under the terms of the Note, the full balance was due and payable on January 2, 2011. Pursuant to the forbearance letter dated January 10, 2011, Pulse Sellers, LLC offered to accept a $1,000,000 cash payment and to defer the $750,000 balance until March 31, 2011. The $1,000,000 cash payment was made on January 13, 2011. The $750,000 payment due on March 31, 2011 was not made.
On April 4, 2011, the Board of Directors of the Company approved a Forbearance Agreement under which Pulse Sellers, LLC will agree to temporarily forebear with respect to collection of the remaining balance of $750,000 plus interest under the Note. The principal terms of the forbearance are as follows:
1)	the Company shall make an immediate cash payment of $150,000 of principal under the Note;

2)	the Company shall bring interest charges current through March 31, 2011 at the 18% default rate of interest computed from the default date of January 3, 2011;

3)	the Company shall make monthly principal payments of $50,000 plus accrued interest on the first day of each month, beginning on May 1, 2011 and continuing thereafter for the next 12 months; and

4)	In the event the Company fails to make payment on the Note pursuant to this Forbearance Agreement, the holders of the Note retain all rights and remedies, none of which are waived, including the right to accelerate the entire outstanding balance on the Note, including all interest, default interest and fees, and to effect any and all remedies, including remedies with respect to their collateral, which is a lien on all of the membership units of Pulse Systems, LLC a wholly-owned subsidiary of the Company. This lien is subordinate to the lien on the membership units of Pulse Systems, LLC held by Fifth Third Bank, an Ohio banking corporation, pursuant to the Loan and Security Agreement dated March 31, 2009, as amended on September 23, 2009 and June 18, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer

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